Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 (File No. 333-190845) of our report dated March 14, 2013, except for Note 19, as to which the date is August 13, 2013, relating to the consolidated financial statements of First National Security Company as of December 31, 2012 and 2011, and for the years then ended, included herein. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Kemp & Company, a Professional Association

Little Rock, Arkansas

October 11, 2013